Washington Bancorp

                      Computation of Loss per Common Share
                      Three Months Ended September 30, 1996
                                   Exhibit 11


Computation of weighted average
         number of common shares
         outstanding:
Common shares outstanding
         at the beginning of the period .....................           657,519
Unreleased common shares held by the
         Employee Stock Ownership
         Plan (ESOP) at the beginning
         of the period ......................................           (50,433)
Weighted average common shares
         released by the ESOP during the
         period .............................................               542
                                                                      ---------

Weighted average number of common
         shares .............................................           607,628
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Net loss ....................................................         ($ 29,361)
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Net loss per common share ...................................         ($   0.05)
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